FOR IMMEDIATE RELEASE


Contacts:   Michael D. Abney            Michael T. Druckman
            Chief Financial Officer     Chief Financial Officer
            AccuStaff Incorporated      Career Horizons, Inc.
            (904) 725-5574              (516) 682-1403


      ACCUSTAFF AND CAREER HORIZONS JOINT PROXY STATEMENT/PROSPECTUS
           DECLARED EFFECTIVE BY SEC AND MAILED TO STOCKHOLDERS
                          ------------------------------

      SPECIAL MEETINGS OF STOCKHOLDERS TO BE HELD NOVEMBER 14, 1996

   JACKSONVILLE, Florida (October 9, 1996) - AccuStaff Incorporated (Nasdaq/NM:ASTF) and Career Horizons, Inc. (NYSE:CHZ) today announced that the Joint Proxy Statement/Prospectus relating to the Agreement and Plan of Merger under which Career Horizons will be acquired by and merged into a subsidiary of AccuStaff was declared effective by the Securities and Exchange Commission on October 7, 1996. Proxy materials were mailed on October 8, 1996, to stockholders of record as of October 4, 1996, of both companies in advance of the companies' special meetings of stockholders which will each be held on November 14, 1996.

   Career Horizons' special meeting will be held at 10:00 a.m. local time on November 14, 1996, at the Long Island Marriott Hotel, 101 James Doolittle Boulevard, Uniondale, New York. AccuStaff's meeting will be held at 10:00 a.m. local time on November 14, 1996, in the South Ballroom of the Prime F. Osborn Convention Center, 1000 Water Street, Jacksonville, Florida.

   The companies also stated that they have received notice from the Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Act.

   AccuStaff Incorporated, headquartered in Jacksonville, Florida, is organized into three divisions: Professional Services, which provides personnel for information technology, technical/engineering, legal and accounting; Commercial, which provides clerical, office automation and light industrial services; and Telecommunications, which provides a national customer with trained customer care and telemarketing services.

   Headquartered in Woodbury, New York, Career Horizons provides temporary personnel for clerical, commercial, hospital and other health care functions, and information technology. The Company also provides financial and support services to associated temporary personnel firms.

   Upon completion of the merger, AccuStaff will have over 750 offices in 43 states and the District of Columbia, and combined annual estimated 1997 revenues in excess of $1.7 billion.


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